                                                                   Exhibit 10(k)


                                                                  EXECUTION COPY
                                                                  --------------

                        KIXA(FM) TIME BROKERAGE AGREEMENT

         This Time Brokerage Agreement (the "Agreement"), made as of the 17th day of December, 1997, is between Topaz Broadcasting, Inc., a Delaware corporation ("Topaz"), programmer of radio station KIXA-FM, Lucerne Valley, California (the "Station"), and Regent Communications, Inc., a Delaware corporation ("Programmer").

           Topaz has entered into an Asset Purchase Agreement dated as of August 29, 1997 under which Topaz has agreed to purchase the Station from RASA Communications Corp. ("RASA")(the "RASA Purchase Agreement") and is programming the Station pursuant to a Time Brokerage Agreement dated as of August 29, 1997 between Topaz and RASA, a copy of which is attached hereto as Exhibit A (the "RASA TBA").

         Topaz and Programmer have entered into a Merger Agreement dated as of December 17, 1997 (the "Merger Agreement"), pursuant to which Topaz will merge into Programmer on the terms and subject to the conditions set forth in the Merger Agreement.

         Topaz wishes to retain Programmer to provide programming for the Station pursuant to the terms and conditions set forth in this Agreement and in conformity with the Station's policies and practices and the rules and regulations of the Federal Communications Commission ("FCC") concerning such arrangements. Programmer desires to avail itself of Station's broadcast time for the presentation of a programming service, including the sale of advertising time.

         For and in consideration of the mutual covenants herein contained, the parties agree as follows:

1.       SALE OF TIME

         1.1.     BROADCAST OF PROGRAMMING.

                  (a) During the Term (as defined below) of this Agreement, Topaz shall make available broadcast time on the Station for the broadcast of Programmer's programs (the "Programming") for up to One Hundred Sixty-Eight
(168) hours a week except for: (i) downtime occasioned by routine maintenance, which, except for emergencies, shall be scheduled between 12:00 midnight and 6:00 a.m. and shall otherwise be consistent with prior practice; (ii) up to three (3) hours per week between the hours of 6:00 and 9:00 a.m.

Sundays during which time RASA may broadcast, at its own expense and pursuant to the terms of the RASA TBA, programming designed to address the problems, needs, and issues of the Station's listeners; (iii) times when Programmer's programs are not accepted or are preempted by RASA in accordance with the provisions of
Section 2.1 of the RASA TBA; and (iv) times when broadcasts are prevented for reasons beyond the control of RASA or Topaz.

         1.2. ACCESS TO STUDIO FACILITIES; DELIVERY OF PROGRAMMING. To enable Programmer to fulfill its obligations hereunder, Topaz shall make the office and equipment at the main studio (the "Main Studio") available, for no additional consideration, to Programmer for its use for the production of Programming under this Agreement. Programmer accepts complete and full responsibility for the care and maintenance of such equipment during the Term. If Programmer originates the Programming from any place other than the Main Studio, Programmer shall be responsible for delivering the Programming to the Main Studio for broadcast by Topaz on the Station.

         1.3. ADVERTISING AND PROGRAMMING REVENUES. During the Term, Programmer shall have the exclusive authority to sell for its own account commercial time on the Station and to retain all revenues from the sale of such advertising. In accordance with the RASA TBA, the fees due hereunder shall be reduced pro rata for any Programming preempted by RASA pursuant to Sections 2.1.1 or 2.1.2 of the RASA TBA for the commercial advantage of RASA, in an arbitrary manner, or otherwise not based on RASA's good faith determination that the broadcast of such Programming is not in the public interest.

         1.4. PAYMENTS. Programmer shall pay to Topaz the fees set forth on
Schedule 1.4 hereto for the rights granted under this Agreement.

         1.5. TERM. The term of this Agreement (the "Term") shall be the period commencing January 1, 1998 (the "Commencement Date") and terminating on the earliest of: (a) the Closing under the Merger Agreement; (b) the termination of the RASA Purchase Agreement in accordance with its terms; (c) the termination of the RASA TBA in accordance with its terms; or (d) the termination of this Agreement pursuant to Section 7 hereof.

2.       PROGRAMMING AND OPERATING STANDARDS

         2.1. RIGHTS AND OBLIGATIONS OF RASA. As and to the extent provided by law, RASA shall be responsible for the control of the day-to-day operations of the Station in conformance with its FCC licenses, permits and authorizations. Without limiting the generality of the foregoing, RASA shall have the rights and obligations set forth in Sections 2.1.1 - 2.1.6 of the RASA TBA with respect to programming and technical operations of the Station.

         2.2. RIGHTS AND OBLIGATIONS OF PROGRAMMER. Programmer shall not take any action, or omit to take any action, inconsistent with RASA's obligations under law to retain ultimate responsibility for the programming and technical operations of the Station. Without limiting the generality of the foregoing, Programmer shall have the rights and obligations set forth in Sections 2.2.1 -
2.2.5 of the RASA TBA with respect to programming and technical operations of the Station.

3.       RESPONSIBILITY FOR EMPLOYEES AND EXPENSES

         3.1. LICENSEE'S RESPONSIBILITY FOR EMPLOYEES AND EXPENSES.

                  (a) As set forth in the RASA TBA, RASA shall employ a full-time managerial-level employee for the Station, who shall report and be solely accountable to RASA and shall be responsible for overseeing the operations of the Station generally, and a full-time staff-level employee, who shall report to and assist the manager in the performance of his and her duties. RASA will be responsible for the salaries, taxes, insurance and related costs for its personnel. Whenever on the Station's premises, all of Programmer's personnel shall be subject to the supervision and the direction of the Station's General Manager and/or the Station's Chief Operator.

                  (b) As set forth in the RASA TBA, RASA shall also be responsible for timely paying (i) all FCC regulatory fees and related attorneys' fees; (ii) all lease payments, real estate and personal property taxes, insurance premiums and utility costs (telephone, electricity, etc.) relating to the Station's transmitter site, transmitter and antenna; (iii) all rent and costs under the Existing Studio Lease or the New Studio Lease, as defined in the RASA TBA, including the costs of appropriate levels of property insurance; and
(iv) all maintenance and repair costs on the transmitting equipment, real estate and personal property taxes, utility costs (telephone, electricity, etc.) relating to the existing transmitting site, transmitters and antennas; and maintenance and repair costs on the transmitting equipment.

         3.2.     PROGRAMMER'S RESPONSIBILITY FOR EMPLOYEES AND EXPENSES.

                  (a) Programmer shall be responsible for the artistic personnel and material for the production of the Programming to be provided under this Agreement. Programmer shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of the Programming.

                  (b) Programmer shall also be responsible for timely paying all costs associated with production and listener responses, including telephone costs, fees to ASCAP, BMI and SESAC, any other copyright fees, and all other costs or expenses attributable to the Programming that is delivered by Programmer for broadcast on the Station.

         3.3.     CONTINUED EMPLOYMENT OF STATION EMPLOYEES.
                  ------------------------------------------

                  3.3.1 TRANSFERRED EMPLOYEES. Except for the employees set forth in Section 3.1 or on SCHEDULE 3.3.1, on or prior to the Commencement Date, Programmer shall offer employment to all employees of the Station (employees accepting such employment on or after the Commencement Date being herein referred to as the "Transferred Employees"). The terms and conditions of Programmer's employment of the Transferred Employees shall be at-will employment in at least the same positions, for at least the same direct cash compensation, with medical insurance effective as of the Commencement Date and including coverage for any preexisting health conditions that would have been covered under Topaz's health plan in which the employee was a participant immediately prior to the Commencement Date and such other benefits as Programmer provides generally for its other employees; PROVIDED, HOWEVER, that Programmer shall comply with the terms of any Assumed Contract, as hereafter defined, relating to any Transferred Employee.

                  3.3.2. EMPLOYEES ON LEAVE. If as of the Commencement Date any employee of the Station is on a disability or other authorized temporary leave from employment by Topaz, Programmer shall offer employment to such person at such time the person is capable and ready to return to active status, provided that such person actually returns to active status within six (6) months after the Commencement Date. Any such employee who is capable and ready to return from such a temporary leave from employment by Topaz, who promptly accepts Programmer's offer of employment and who reports to work promptly after such acceptance and prior to the expiration of such six-month period, shall become a Transferred Employee as of the first day he or she reports to work with Programmer.

                  3.3.3. VACATION POLICY. For purposes of determining the amount of any entitlement of any Transferred Employee under Programmer's vacation policy, Programmer will take into account and credit such Transferred Employee's length of service with Topaz or RASA as well as with Programmer, and Programmer will also assume responsibility for the accrued but unused vacation of all Transferred Employees. As part of the proration process described in Section 4, Topaz shall make a payment to Programmer equal to the value of the unused vacation entitlements of the Transferred Employees as of the Commencement Date. Programmer shall not assume any obligations under Topaz's sick leave or severance policies, except for obligations set forth in the Assumed Contracts.

                  3.3.4. PRORATION OF SALARIES AND COMPENSATION. Except as otherwise expressly set forth herein, Topaz shall be solely responsible for all salaries and other compensation which will or may become payable to any Transferred Employee in respect of any period of employment by Topaz prior to the Commencement Date, and Programmer shall be solely responsible for any salaries and other compensation which will or may become payable to any Transferred Employee in respect of any period on and after the Commencement Date.

                  3.3.5. RESTRICTIONS ON TRANSFER OF TRANSFERRED EMPLOYEES. During the Term of this Agreement, Programmer shall not hire or transfer any Transferred Employee to another radio broadcast station owned or operated by Programmer or an Affiliate (as defined in Section
         7.5 hereof) of Programmer.

                  3.3.6. NO THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement shall create any third party beneficiary rights of any employee or former employee (including any beneficiary or dependent thereof) of Topaz in respect of continued employment (or resumed employment) with Topaz or with Programmer or in respect of any other matter.

4.       ASSIGNMENT AND ASSUMPTION OF CERTAIN
         AGREEMENTS, RIGHTS AND OBLIGATIONS; PRORATIONS

         4.1      ACCOUNTS RECEIVABLE.

         (a) As of the Commencement Date, Topaz shall assign to Programmer all of Topaz's rights in all accounts receivable from Time Sales Agreements and Trade Agreements relating to the sale of time on the Station prior to the Commencement Date (the "Accounts Receivable"). As soon after the Commencement Date as practicable, Topaz shall deliver to Programmer a complete and detailed statement (the "Receivable Statement") of the Accounts Receivable. The Receivable Statement shall show all commissions owing with respect to the Accounts Receivable, if any. Prior to the Commencement Date, Topaz shall not engage in the acceleration of customer orders, any grant of any discount to customers other than in the ordinary course of business consistent with past practices or any other changes intended to increase the cash collection of accounts receivable prior to the Commencement Date.

         (b) In the event that this Agreement is terminated for any reason other than the occurrence of the Closing under the Merger Agreement, as of the date of such termination (the "Termination Date"), Programmer shall assign to Licensee cash or accounts receivable from Time Sales Agreements and Trade Agreements relating to the sale of time on the Stations prior to the Termination Date (the "Programmer's Accounts Receivable") equal in value to the Accounts Receivable. As soon after the Termination Date as practicable, Programmer shall deliver to Licensee a complete and detailed statement (the "Programmer's Receivable Statement") of the Programmer's Accounts Receivable. The Programmer's Receivable Statement shall show all commissions owing with respect to the Programmer's Accounts Receivable, if any. Prior to the Termination Date, Programmer shall not engage in the acceleration of customer orders, any grant of any discount to customers other than in the ordinary course of business consistent with past practices or any other changes intended to increase the cash collection of accounts receivable prior to the Termination Date. The final determination of any amount owed under this Section 4.1 shall be handled as a proration item in accordance with Section 4.6 hereof. Notwithstanding anything herein to the contrary, liabilities and obligations under Trade Agreements shall be prorated in favor of Licensee as set forth in Section 4.7 hereof.

         4.2. LICENSE TO USE CALL SIGN AND TRADEMARKS. Topaz hereby grants Programmer a license to use the call signs and trademarks and names related to the Station (the "Marks") during the Programming during the Term. Programmer agrees that the nature and quality of all services rendered by it in connection with the Marks shall conform to reasonable quality standards set by and under the control of Topaz. If Topaz becomes aware of any fact which in its opinion indicates that Programmer is using the Marks in connection with Programming which does not conform with Topaz's reasonable quality standards, Topaz may notify Programmer in writing of such facts and request that Programmer conform its use of the Marks to Topaz's reasonable quality standards. If Programmer does not conform its use of the Marks, Topaz may terminate the license granted hereby upon written notice to Programmer. Programmer agrees to cooperate with Topaz to control the nature and quality of use of the Marks, to supply Topaz with audio tapes and uses of the Marks upon Topaz's reasonable request, and to use the Marks only in connection with quality programming services. Programmer further agrees to notify Topaz in writing of any legal action commenced against it which relates to the Marks or to the quality of the Programming, within ten (10) days of notice to Programmer of such action.

         4.3.     ASSUMPTION OF OBLIGATIONS.

         (a) As of the Commencement Date, Topaz shall assign to Programmer, and Programmer shall assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of Topaz arising or accruing after the date hereof under the contracts, leases, and other agreements specifically identified on Schedule 4.3 hereto (the "Assumed Contracts").

         (b) Topaz shall use reasonable efforts to obtain the consent of any third party necessary for the assignment to Programmer of any of the Assumed Contracts; provided, that Topaz shall not be obligated to pay any money to obtain such consent. In the event a consent or waiver required with respect to the assignment of any of the Assumed Contracts is not obtained, Topaz shall use reasonable efforts to provide Programmer with the benefits of any such Assumed Contract (including, without limitation, permitting Programmer to enforce any rights of Topaz under such Assumed Contract), and Programmer shall, to the extent Programmer is provided with the benefits of such Assumed Contract, perform all obligations of Topaz thereunder.

         4.4. STATION VEHICLES. As of the Commencement Date, Topaz shall transfer, assign, convey and deliver to Programmer, all motor vehicles owned by Topaz (the "Owned Vehicles").

         4.5. LIMITATION. Except as set forth in this Section 4, Programmer expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of Topaz of any nature whatsoever.

         4.6 PRORATION OF INCOME AND EXPENSES. All income and expenses arising from the conduct of the business and operation of the Station shall be prorated between Programmer and Topaz as of 12:01 a.m. on the Commencement Date in accordance with GAAP. Such prorations shall be based upon the principle that Topaz shall incur or be entitled to all income earned and shall be responsible for all liabilities and obligations incurred or accruing in connection with the operation of the Station until the Commencement Date, and Programmer shall be entitled to all income earned and (subject to Section 4.3 above) be responsible for such liabilities and obligations incurred by Programmer thereafter. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes, business and license fees, music and other license fees, wages and salaries of employees (including accruals up to the Commencement Date for bonuses, commissions, sick leave, vacation and severance pay and related payroll taxes), utility expenses, liabilities and obligations under all Assumed Contracts (other than Trade Agreements), rents and similar prepaid and deferred items and all other expenses attributable to the ownership and operation of the Station except for income and expenses under Contracts not assigned and assumed hereunder. Trade Agreements shall be prorated to the extent provided in Section
4.7 of this Agreement.

         4.7. TRADE AGREEMENTS. Liabilities and obligations under Trade Agreements shall be prorated in favor of Programmer for the amount, if any, by which the aggregate net value of the Station's Barter Payable (as defined below) for air time under such agreements as of 12:01 a.m. on the Commencement Date in excess of Twenty-Five Thousand Dollars ($25,000) as of the Commencement Date exceeds the aggregate net value of the Station's Barter Receivable (as defined below) as of the Commencement Date. Programmer shall not be obligated to make any proration in favor of Topaz with respect to Trade Agreements, notwithstanding that the fair market value of property to be received by Programmer exceeds the liability for unperformed time. "Barter Payable" means the aggregate value of time owed pursuant to each of the Trade Agreements calculated in accordance with generally accepted accounting principles. "Barter

Receivable" means the aggregate value of goods and services to be received pursuant to each of the Trade Agreements.

         4.8. PAYMENT OF PRORATION ITEMS. Not less than five (5) days after the Commencement Date, Topaz shall deliver to Programmer a schedule setting forth its good faith calculation of the prorations pursuant to Sections 4.6 and 4.7 (which schedule shall set forth in reasonable detail the basis for those determinations) (the "Proration Schedule"), and, to the extent feasible, such prorations and adjustments shall be made as of the Commencement Date. The Proration Schedule shall be conclusive and binding upon Programmer unless Programmer provides Topaz with written notice of objection (the "Notice of Disagreement") within thirty (30) days after Programmer's receipt of the Proration Schedule, which notice shall state the prorations of expenses proposed by Programmer (the "Programmer's Proration Amount"). Topaz shall have fifteen
(15) days from receipt of a Notice of Disagreement to accept or reject Programmer's Proration Amount. If Topaz rejects Programmer's Proration Amount, and the amount in dispute exceeds five thousand dollars ($5,000), the dispute shall be submitted within ten (10) days to a mutually agreed upon accounting firm (the "Referee") for resolution of the dispute, such resolution to be made within thirty (30) days after submission to the Referee and to be final, conclusive and binding on Topaz and Programmer. Programmer and Topaz agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than Five Thousand Dollars ($5,000), such amount shall be divided equally between Programmer and Topaz. Payment by Programmer or Topaz, as the case may be, of the proration amounts determined pursuant to this Section 4.8 shall be due fifteen (15) days after the last to occur of (i) Programmer's acceptance of the Proration Schedule or failure to give Topaz a timely Notice of Disagreement; (ii) Topaz's acceptance of Programmer's Proration Amount; (iii) Topaz's rejection of Programmer's Proration Amount in the event the amount in dispute equals or is less than Five Thousand Dollars ($5,000); and (iv) notice to Topaz and Programmer of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds Five Thousand Dollars ($5,000). Any payment required by Topaz to Programmer or by Programmer to Topaz, as the case may be, under this Section 4.8 shall be paid by wire transfer of immediately available federal funds to the account of the payee with a financial institution in the United States as designated by Topaz in the Proration Schedule or by Programmer in the Notice of Disagreement (or by separate notice in the event that Topaz does not send a Notice of Disagreement). If either Programmer or Topaz fails to pay when due any amount under this Section 4.8, interest on such amount will accrue from the date payment was due to the date such payment is made at a per annum rate equal to the Prime Rate plus three percent (3%), and such interest shall be payable upon demand.

5.       INDEMNIFICATION

         5.1. INDEMNIFICATION. From and after the Commencement Date, each of Programmer and Topaz shall indemnify, defend, and hold harmless the other its affiliates and their respective officers, directors, employees and representatives, and the successors and assigns of any of them, from and against, and reimburse them for, all claims, damages, costs and expenses, including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses, resulting from (a) any programming provided by such party for broadcast on the Station; and (b) any breach by such party of any representation, warranty, covenant or other agreement contained in this Agreement.

         5.2. SURVIVAL. The covenants, indemnities and other agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall not survive the Term of this Agreement, except for the covenants of Programmer set forth in Section 7.5 which shall survive for the period set forth therein. No party shall be entitled to indemnification hereunder for any claim arising from the breach by the other party of its representations and warranties unless written notice describing in reasonable detail the nature and basis of such claim is given during the survival period. In the event such notice is given, the right to indemnification with respect thereto shall survive until such claim is finally resolved and any obligations thereto are fully satisfied. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.

6.       EVENTS OF DEFAULT AND CURE PERIODS

         6.1. EVENTS OF DEFAULT. The following shall, after the expiration of the applicable cure periods as set forth in Section 6.2, each constitute an "Event of Default" under this Agreement:

                  6.1.1. NON-PAYMENT. Programmer's failure to pay when due the fees payable under Section 1.4 of this Agreement;

                  6.1.2. DEFAULT IN COVENANTS. Either party defaults in the performance of any material covenant, condition or undertaking contained in this Agreement or the Merger Agreement;

                  6.1.3. BREACH OF REPRESENTATION. Any material representation or warranty made by either party to this Agreement or the Merger Agreement, or in any certificate or document furnished by either party to the other pursuant to the provisions of this Agreement or the Merger Agreement, proves to have been false or misleading in any material respect as of the time made or furnished.

                  6.1.4. BANKRUPTCY. Either party (a) makes a general assignment for the benefit of creditors, or (b) files or has filed against it a petition for bankruptcy, for reorganization or an arrangement, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within sixty (60) days thereafter.

         6.2. CURE PERIODS. An Event of Default shall not be deemed to have occurred until fifteen (15) days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that, if not cured, would constitute an Event of Default and specifying the actions necessary to cure the default(s) within such period. This period may be extended for a reasonable period of time if the defaulting party is acting in good faith to cure and such delay is not materially adverse to the other party.

7.       TERMINATION

         7.1. TERMINATION UPON DEFAULT. Upon the occurrence of an Event of Default, the non-defaulting party may terminate this Agreement, provided that it is not also in material default of this Agreement or the Merger Agreement. If Programmer has defaulted in the performance of its obligations, all amounts accrued or payable to Topaz up to the date of termination which have not been paid shall immediately become due and payable, and Topaz shall be under no further obligation to make available to Programmer any broadcast time or broadcast transmission facilities on the Station.

         7.2. TERMINATION FOR CHANGE IN FCC RULES OR POLICIES. Either party may terminate this Agreement upon written notice to the other if (a) there has been a material change in FCC rules or policies, (b) this Agreement would materially violate FCC rules or policies as changed; (c) such change is in effect; and (d) such change is not the subject of an appeal or further administrative review; provided, however, that in the event of such change the parties shall negotiate in good faith and attempt to agree to an amendment to this Agreement that will provide the parties with a valid and enforceable agreement that conforms to the new FCC rules or policies.

         7.3. TERMINATION UPON TERMINATION OF RELATED AGREEMENTS. In the event that any of (a) the Purchase Agreement between Ruby Broadcasting, Inc. and Programmer dated as of December ___, 1997; (b) the Merger Agreement; or (c) the KIXW/KZXY Time Brokerage Agreement between Topaz and Programmer dated as of December ___, 1997 are terminated in accordance with their respective terms, this Agreement shall terminate.

         7.4.     CERTAIN MATTERS UPON TERMINATION.

                  7.4.1. If this Agreement is terminated for any reason other than the occurrence of the Closing under the Merger Agreement,

                           (a) Programmer shall assign, transfer and convey to
                  Topaz all of Programmer's rights in, to and under (x) the Owned Vehicles, and (y) the Assumed Contracts that remain in effect on the date of such termination and all agreements with advertisers existing on the date of such termination (collectively the "Reassumed Contracts"). Programmer shall use reasonable efforts to promptly obtain and deliver to Topaz, at Programmer's expense, any necessary consents to the assignment of the Reassumed Contracts to Topaz.

                           (b) Topaz shall assume from Programmer all
                  liabilities, obligations and commitments of Programmer arising or accruing on or after the date of termination relating to the Owned Vehicles and pursuant to the Reassumed Contracts, and Programmer shall be responsible only for those obligations relating to the Owned Vehicles and under the Reassumed Contracts arising on or after the Commencement Date and prior to the termination of this Agreement.

                           (c) Programmer shall return to Topaz any equipment or
                  property of the Station used by Programmer, its employees or agents, in substantially the same condition as such equipment existed on the date hereof, ordinary wear and tear excepted.

                           (d) Accounts Receivables shall be handled as set
                  forth in Section 4.1(b) hereof.

                           (e) Prorations shall be handled in the manner set
                  forth in Sections 4.6, 4.7 and 4.8 hereof; PROVIDED HOWEVER, that income and expenses shall be prorated between Programmer and Licensee as of 12:01 a.m. on the Termination Date, and all prorations shall be based upon the principle that Programmer shall incur or be entitled to all income earned and shall be responsible for all liabilities and obligations incurred or accruing in connection with the operation of the Stations until the Termination Date, and Licensee shall be entitled to all income earned and be responsible for such liabilities and obligations incurred by Licensee thereafter.

                  7.4.2. No expiration or termination of this Agreement shall terminate the obligation of each party to indemnify the other for claims of third parties under Section 5 of this Agreement or limit or impair any party's rights to receive payments due and owing hereunder on or before the date of such termination.

                  7.5 COVENANTS OF PROGRAMMER UPON TERMINATION. If this Agreement is terminated for any reason other than the occurrence of the Closing under the Merger Agreement, Programmer covenants and agrees as follows:

                           (a) For a period of one (1) year from the date of
                  termination, neither Programmer nor any Affiliate shall, without the prior written consent of Topaz, directly or indirectly engage in (whether as owner, partner, consultant, advisor, employee, independent contractor or otherwise), assist any person or entity in engaging in, or hold any legal or beneficial interest in any person or entity that is engaged in, the management or operation of any Competitive Business (as defined below). "Competitive Business" shall mean any radio broadcast station with a transmitter location within a fifty (50) mile radius of the transmitter location of Station KIXA(FM) (the "Covenant Area"), other than stations in which the Noncompete Parties hold a legal or beneficial interest prior to the date of this Agreement. "Affiliate" shall mean any firm or entity in which either Terry Jacobs or Bill Stakelin (the "Noncompete Party(ies)" may be interested as a partner, trustee, employee, consultant or shareholder. Notwithstanding the foregoing, ownership by a Noncompete Party of less than five percent (5%) of the issued and outstanding stock of any corporation whose securities are listed on a national securities exchange or by NASDAQ shall not be deemed to violate this Section 7.5(a).

                           (b) For a period of one (1) year from the date
                  hereof, neither the Noncompete Parties nor any Affiliate shall, directly or indirectly, employ or solicit the employment of any employee of the Station.

         7.6. ATTORNEYS FEES AND COSTS. In the event any action or proceeding is commenced by either party to enforce the provisions of this Agreement or to seek remedies for a breach or wrongful termination of this Agreement, the prevailing party in such an action or proceeding shall be entitled to the award of its reasonable attorneys fees and costs incurred in and relating to such an action or proceeding.

8.       REPRESENTATIONS AND WARRANTIES

         8.1. REPRESENTATIONS AND WARRANTIES OF TOPAZ. Topaz hereby represents and warrants that:

                  8.1.1. ORGANIZATION AND STANDING. Topaz is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own, lease and operate the Station Assets and to carry on the business of the Station.

                  8.1.2. AUTHORIZATION AND BINDING OBLIGATION. Topaz has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Topaz's execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Topaz and constitutes its valid and binding obligation enforceable against Topaz in accordance with its terms.

                  8.1.3. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except as set forth in Schedule 20(k-1) to the Merger Agreement, the execution, delivery and performance of this Agreement by Topaz: (a) do not and will not violate any provisions of Topaz's organizational documents; (b) do not and will not require the consent or approval of or any filing with any third party or governmental authority; (c) do not and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority; and (d) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination or acceleration of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, lease, instrument, license or permit to which Topaz is now subject.

         8.2. REPRESENTATIONS AND WARRANTIES OF PROGRAMMER. Programmer hereby represents and warrants that:

                  8.2.1. ORGANIZATION AND STANDING. Programmer is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to perform its obligations hereunder on and after the date hereof.

                  8.2.2. AUTHORIZATION AND BINDING OBLIGATION. Programmer has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Programmer's execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Programmer and constitutes its valid and binding obligation enforceable against Programmer in accordance with its terms.

                  8.2.3. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. The execution, delivery and performance of this Agreement by
         Programmer: (a) do not and will not violate any provision of Programmer's organizational documents; (b) do not and will not require the consent of any third party or governmental authority; (c) do not and will not violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority; and (d) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination or acceleration of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, lease, instrument, license or permit to which Programmer is now subject.

9.       CERTIFICATIONS

         9.1. PROGRAMMER'S CERTIFICATION. Programmer hereby certifies that this Agreement complies with the provisions of Sections 73.3555 (a)(1) and (e)(1) of the FCC's rules and regulations.

         9.2. TOPAZ'S CERTIFICATION. Topaz hereby certifies that it will comply with the certifications set forth in Sections 10.1 and 10.2 of the RASA TBA.

10.      MISCELLANEOUS

         10.1. NO PARTNERSHIP OR JOINT VENTURE. This Agreement is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. Except as otherwise specifically provided in this Agreement, no party to this Agreement shall be authorized to act as agent of or otherwise represent any other party to this Agreement.

         10.2. ENTIRE AGREEMENT; SCHEDULES; AMENDMENT; WAIVER. This Agreement and any exhibits and schedules hereto, embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. Any matter that is disclosed in a Schedule to this Agreement in such a way as to make its relevance to the information called for by another Schedule readily apparent shall be deemed to have been included in such other Schedule, notwithstanding the omission of an appropriate cross-reference. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought. No failure or delay on the part of Topaz or Programmer in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

         10.3. BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither Programmer nor Topaz may assign its rights under this Agreement without the prior written consent of the other party hereto.

         10.4. HEADINGS. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         10.5. GOVERNING LAW. The construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its principles of conflict of law.

         10.6. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement, shall be in writing, and addressed as follows:

If  to Topaz:

         Topaz Broadcasting, Inc.
         1476 Waterfront Road
         Suite 100
         Reston, VA 22094
         Attention:  Mr. Thomas P. Gammon
         Telephone:  202/737-9000
         Facsimile:  202/737-9001

With a copy to:

         Leventhal, Senter & Lerman, P.L.L.C.
         2000 K Street, NW
         Suite 600
         Washington, DC 20006
         Attention:  Meredith S. Senter, Jr., Esq.
         Telephone:  202/429-8970
         Facsimile:  202/293-7783

If to Programmer:

         Regent Communications, Inc.
         50 East River Center Boulevard
         Suite 180
         Covington, Kentucky  41011
         Attention:  Mr. Terry S. Jacobs
         Telephone:  606/292-0030
         Facsimile:  606/292-0357

With a copy to:

         Strauss & Troy
         2100 PNC Center
         201 East Fifth Street
         Cincinnati, Ohio  45202-4186
         Attention:  Alan C. Rosser, Esq.
         Telephone:  513/621-2120
         Facsimile:  513/241-8259

Any such notice, request, demand or communication shall be deemed to have been duly delivered and received (a) upon hand delivery thereof during business hours, (b) upon the earlier of receipt or three (3) days after posting by registered mail or certified mail, return receipt requested, (c) on the next business day following delivery to a reliable or recognized air freight delivery service, and (d) on the date of transmission, if sent by facsimile during normal business hours (but only if a hard copy is also sent by overnight courier), but in each case only if sent in the same manner to all persons entitled to receive notice or a copy. Any party may, with written notice to the other, change the place for which all further notices to such party shall be sent. All costs and expenses for the delivery of notices hereunder shall be borne and paid for by the delivering party.

         10.7. SEVERABILITY. In the event that any of the provisions of this Agreement shall be held unenforceable, then the remaining provisions shall be construed as if such unenforceable provisions were not contained herein. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

         10.8. CAPITALIZED TERMS. Unless otherwise defined herein, capitalized terms used herein and in any Schedules hereto shall have the meanings ascribed to them in the Merger Agreement.

         10.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Time Brokerage Agreement as of the date first above written.

                                        TOPAZ BROADCASTING, INC.


                                        By:  /s/ Tom Gammon
                                            ---------------------------------
                                        Name: Tom Gammon
                                             --------------------------------
                                        Title: President
                                              -------------------------------


                                        REGENT COMMUNICATIONS, INC.


                                        By:  /s/ Wm L. Statlelin
                                            ---------------------------------
                                        Name:  Wm L. Statlelin
                                             --------------------------------
                                        Title: President
                                              -------------------------------

                                                                    EXHIBIT A TO
                                                                        KIXA(FM)
                                                        TIME BROKERAGE AGREEMENT


                 TIME BROKERAGE AGREEMENT BETWEEN RASA AND TOPAZ
                 -----------------------------------------------

                                  See attached.

                                                                  EXECUTION COPY

                            TIME BROKERAGE AGREEMENT

         This Time Brokerage Agreement (the "Agreement"), made as of the 29th day of August, 1997, is by and among RASA Communications Corp., a California corporation ("RASA"), and Topaz Broadcasting, Inc., a Delaware corporation ("Topaz").

         RASA is the permittee of and operates FM radio station KIXA, 106.5 mHz, Lucerne Valley, California (the "Station"), pursuant to an authorization of the Federal Communications Commission (the "FCC"). RASA and Topaz have entered into an Asset Purchase Agreement, dated as of August 29, 1997 (the "Purchase Agreement"), by which Topaz will acquire the KIXA Assets (as defined in the Purchase Agreement) on the terms and subject to the conditions set forth in the Purchase Agreement. In the interim period prior to the Closing under the Purchase Agreement, Topaz desires to avail itself of Station's broad cast time for the presentation of a programming service, including the sale of advertising time, in accordance with and subject to the rules, regulations and policies of the FCC.

         Accordingly, the parties agree as follows:

1.       SALE OF TIME

         1.1. AMOUNT OF TIME SOLD. During the Term (as defined below), RASA shall make available broadcast time on the Station for the broadcast of Topaz's programs (the "Programming") for up to One Hundred Sixty-Eight (168) hours a week except for: (i) downtime occasioned by routine maintenance, which, except for emergencies, shall be scheduled between 12:00 midnight and 6:00 a.m. and shall otherwise be consistent with prior practice; (ii) up to three (3) hours per week between the hours of 6:00 and 9:00 a.m. Sundays during which time RASA may broadcast, at its own expense, programming designed to address the problems, needs, and issues of the Station's listeners; (iii) times when Topaz's programs are not accepted or are preempted by RASA in accordance with the provisions of
SECTION 2.1 of this Agreement; and (iv) times when broadcasts are prevented for reasons beyond the control of RASA.

         1.2. ACCESS TO STUDIO FACILITIES; DELIVERY OF PROGRAMMING.

                  (a) Topaz may originate the Programming from RASA's existing office and studio facilities until termination of RASA's existing lease for such facilities (the "Existing Studio Lease").

                  (b) At Topaz's option, RASA shall either give the landlord notice of termination under the Existing Studio Lease effective September 30, 1997 or enter into a new month-to-month lease for such space on financial terms acceptable to Topaz (the "New Studio Lease"). If Topaz requests RASA to terminate the Existing Studio Lease, RASA and Topaz shall, on or prior to the termination date, relocate all equipment and furniture located at the existing office space and used in the operation of KIXA to the office and studio facilities of radio station KZXY, Apple Valley, California (hereinafter the "Main Studio"). Topaz shall thereafter originate the Programming from the Main Studio and shall cause space at the Main Studio to be made available to RASA at no cost for the performance by RASA of its obligations under this Agreement.

                  (c) Topaz shall be responsible for the care and maintenance of all equipment belonging to RASA located at the Main Studio during the Term.

         1.3. ADVERTISING AND PROGRAMMING REVENUES. During the Term, Topaz shall have the exclusive authority to sell for its own account commercial time on the Station and to retain all revenues from the sale of such advertising. The fees due hereunder shall be reduced pro rata for any Programming preempted by RASA pursuant to SECTIONS 2.1.1 or 2.1.2 for the commercial advantage of RASA, in an arbitrary manner, or otherwise not based on RASA's good faith determination that the broadcast of such Programming is not in the public interest.

         1.4. PAYMENTS. Topaz shall pay to RASA the fees set forth on
SCHEDULE 1.4 hereto for the rights granted under this Agreement.

         1.5. TERM. The term of this Agreement (the "Term") shall be the period commencing on September 1, 1997 (the "Effective Date") and terminating on the earliest of: (a) the Closing under the Purchase Agreement; (b) the termination of the Purchase Agreement in accordance with its terms; and (c) the termination of this Agreement pursuant to SECTION 8 hereof.

2.       PROGRAMMING AND OPERATING STANDARDS

         2.1. RIGHTS AND OBLIGATIONS OF RASA. As and to the extent provided by law, RASA shall remain responsible for the control of the day-to-day operations of the Station in conformance with its FCC licenses, permits and authorizations. Without limiting the generality of the foregoing, RASA shall have the following rights and obligations with respect to programming and technical operations of the Station:

                  2.1.1. RASA'S ABSOLUTE RIGHT TO REJECT PROGRAMMING. RASA shall retain the absolute right to accept or reject any Programming (including advertisements) that RASA in its sole discretion deems contrary to the public interest. RASA expressly agrees that its right of preemption shall not be exercised in an arbitrary manner or for the commercial advantage of RASA.

                  2.1.2. RASA'S RIGHT TO PREEMPT PROGRAMMING FOR SPECIAL EVENTS. RASA shall have the right, in its sole discretion, to preempt the Programming in order to broadcast a program deemed by RASA to be of greater national, regional, or local interest, and to use part or all of the hours of operation of the Station for the broadcast of events of special importance. In all such cases, RASA will use its best efforts to give Topaz reasonable advance notice of its intention to preempt any regularly scheduled programming. RASA expressly agrees that its right of preemption shall not be exercised in an arbitrary manner or for the commercial advantage of RASA.

                  2.1.3. FCC PUBLIC INTEREST REQUIREMENTS.

                           (a) The parties agree that RASA may broadcast its own public service programming between the hours of 6:00 a.m. and 9:00 a.m. every Sunday. In addition, RASA may broadcast other public service programming at such other times as the parties may agree.

                           (b) The parties acknowledge that RASA is ultimately responsible for complying with the FCC's rules and regulations with respect to (i) the carriage of political advertisements and programming (including, without limitation, the rights of candidates to reasonable access, equal opportunities and lowest unit charge); (ii) the maintenance of political and public inspection files and the Station's logs; (iii) the ascertainment of issues of community concern; (iv) the broadcast and nature of public service programming; and (v) the preparation of all quarterly issues/programs lists.

                           (c) RASA reserves the right to refuse to broadcast any program containing matter that RASA in good faith believes to be, or that RASA in good faith believes may be determined by the FCC or any court or other regulatory body with authority over RASA or the Station to be, violative of any right of any third party, a "personal attack" (as that term is defined by the FCC) or indecent or obscene. RASA shall further have the right to take any other actions necessary for compliance with the laws of the United States, the State in which the Station are located, the rules, regulations and policies of the FCC (including the prohibition on unauthorized transfers of control), and the rules, regulations and policies of other federal government authorities, including the Federal Trade Commission and the Department of Justice. If, in the judgment of RASA or the Station's General Manager, any portion of the Programming does not meet any of the above standards or the requirements of SECTION 2.2 of this Agreement, RASA may suspend, cancel or refuse to broadcast any such portion of the programming without reduction or offset in the payments due RASA under this Agreement.

                  2.1.4. MAIN STUDIO LOCATION. RASA shall maintain and staff a main studio as required under the FCC's rules and regulations. For this purpose, Topaz has agreed pursuant to SECTION 1.2 to make space in the Main Studio available for RASA's exclusive use.

                  2.1.5. MAINTENANCE AND REPAIR OF TRANSMISSION FACILITIES. RASA shall maintain the Station's transmission equipment and facilities, including the antennas, transmitters and transmission lines, and shall provide for the delivery of electrical power to the Station's transmitting facilities at all times in order to ensure operation of the Station. RASA shall undertake such repairs as are necessary to maintain full-time operation of the Station with its maximum authorized facilities following the occurrence of any such loss or damage.

                  2.1.6. COMPLIANCE WITH FCC TECHNICAL RULES. RASA shall retain, on a full time, part time or contract basis, a qualified engineer who shall be responsible for maintaining the transmission facilities of the Station. RASA shall also employ or retain a Chief Operator, as that term is defined by the rules and regulations of the FCC, who shall be responsible for ensuring compliance by the Station with the technical operating and reporting requirements established by the FCC.

         2.2. RIGHTS AND OBLIGATIONS OF TOPAZ. Topaz shall not take any action, or omit to take any action, inconsistent with RASA's obligations under law to retain ultimate responsibility for the programming and technical operations of the Station. Without limiting the generality of the foregoing, Topaz agrees as follows:

                  2.2.1. COMPLIANCE WITH LAWS AND STATION POLICIES. All Programming shall conform in all material respects to all applicable rules, regulations and policies of the FCC, and all other laws or regulations applicable to the broadcast of programming by the Station. All Programming shall be prepared and presented in conformity with the regulations prescribed in SCHEDULE 2.2.1 hereto.

                  2.2.2. COOPERATION WITH RASA. Topaz, on behalf of RASA, shall furnish within the Programming all station identification announcements required by the FCC's rules; shall, upon request by RASA, provide information with respect to any of the Programming which is responsive to the public needs and interests of the area served by the Station so as to assist RASA in the preparation of any required programming reports; and shall, upon request by RASA, provide any other information necessary for RASA to prepare records, reports and logs required by the FCC or other local, state or federal governmental agencies. Topaz shall maintain and deliver to RASA all records and information required by the FCC to be placed in the public inspection files of the Station pertaining to the broadcast of political programming and advertisements, in accordance with the provisions of Sections 73.1940 and 73.3526 of the FCC's rules, and agrees that broadcasts of sponsored programming addressing political issues or controversial subjects of public importance will comply with the provisions of Section 73.1212 of the FCC's rules.

                  2.2.3. PAYOLA AND PLUGOLA. Topaz shall provide to RASA in advance any information known to Topaz regarding any money or other consideration which has been paid or accepted, or has been promised to be paid or to be accepted, for the inclusion of any matter as a part of any programming or commercial material to be supplied to RASA by Topaz for broadcast on the Station, unless the party making or accepting such payment is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements. Commercial matter with obvious sponsorship identification will not require disclosure beyond the sponsorship identification contained in the commercial copy. Topaz shall at all times endeavor to proceed in good faith to comply with the requirements of Sections 317 and 507 of the Communications Act of 1934, as amended, and the related rules and regulations of the FCC.

                  2.2.4. HANDLING OF MAIL. Topaz shall provide RASA with the original or a copy of any correspondence from a member of the public relating to the Programming to enable RASA to comply with FCC rules and policies, including those regarding the maintenance of the public inspection file. RASA shall not be required to receive or handle mail, cables, telegraph or telephone calls in connection with the Programming unless RASA has agreed to do so in writing. RASA shall promptly forward to Topaz all correspondence, payments, communications or other information and/or documents which it receives and which relate to the Programming, including without limitation, invoices, billing inquiries, checks, money orders, wire transfers, or other payments for services or advertising.

                  2.2.5. COMPLIANCE WITH COPYRIGHT ACT. Topaz shall not broadcast any material on the Station in violation of the Copyright Act or the rights of any person. All music supplied by Topaz shall be (a) licensed by a music licensing agent such as ASCAP, BMI, or SESAC; (b) in the public domain; or (c) cleared at the source by Topaz. Topaz shall retain the exclusive right to use and to authorize the use in any manner of any programming licensed to it. RASA shall not be obligated to pay any music licensing fees or other similar expenses required in connection with the material broadcast by Topaz on the Station. RASA, to the extent the material is not covered by licenses Topaz has acquired, shall be obligated to pay any music licensing fees and other similar expenses required in connection with material broadcast by RASA in accordance with SECTION 2.1.

3.       RESPONSIBILITY FOR EMPLOYEES AND EXPENSES

         3.1. RASA'S RESPONSIBILITY FOR EMPLOYEES AND EXPENSES.

                  (a) RASA shall employ a full-time managerial-level employee for the Station, who shall report and be solely accountable to RASA and shall be responsible for overseeing the operations of the Station generally, and a full-time staff-level employee, who shall report to and assist the manager in the performance of his or her duties. RASA will be responsible for the salaries, taxes, insurance and related costs for its personnel. Whenever on the Station's premises, all of Topaz's personnel shall be subject to the supervision and the direction of the Station's General Manager and/or the Station's Chief Operator.

                  (b) RASA shall also be responsible for timely paying (i) all FCC regulatory fees and related reasonable attorneys' fees; (ii) all lease payments, real estate and personal property taxes, insurance premiums and utility costs (telephone, electricity, etc.) relating to the Station's transmitter site, transmitter and antenna; (iii) all rent and costs under the Existing Studio Lease or the New Studio Lease, including the costs of appropriate levels of property insurance; and (iv) all maintenance and repair costs on the transmitting equipment.

         3.2.     TOPAZ'S RESPONSIBILITY FOR EMPLOYEES AND EXPENSES.

                  (a) Topaz shall be responsible for the artistic personnel and material for the production of the Programming to be provided under this Agreement. Topaz shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of the Programming.

                  (b) Topaz shall also be responsible for timely paying all costs associated with production and listener responses, including telephone costs, fees to ASCAP, BMI and SESAC, any other copyright fees, and all other costs or expenses attributable to the Programming that is delivered by Topaz for broadcast on the Station.

4.       ASSIGNMENT AND ASSUMPTION OF CERTAIN ASSETS,
         AGREEMENTS, RIGHTS AND OBLIGATIONS

         4.1.     ACCOUNTS RECEIVABLE.

                  (a) As of the Effective Date, RASA shall assign to Topaz all of RASA's rights and interest in all accounts receivable for cash for services performed or provided by the Station prior to the Effective Date (the "Accounts Receivable"). As soon after the Effective Date as practicable, RASA shall deliver to Topaz a complete and detailed statement (the "Receivable Statement") of the Accounts Receivable. The Receivable Statement shall show all commissions owing with respect to the Accounts Receivable, if any. Prior to the Effective Date, RASA shall not engage in any acceleration of customer orders, any grant of any discount to customers other than in the ordinary course of business consistent with past practices or any other changes intended to increase the cash collection of accounts receivable prior to the Effective Date.

                  (b) On the first and fifteenth day of each calendar month during the Term, Topaz shall deposit all collections on the Accounts Receivable, net of commissions owing (which shall be paid by Topaz on RASA's behalf out of the collections), into the Trust Account (as defined in the Purchase Agreement). At the joint instruction of Topaz and RASA, the Escrow Agent (as defined in the Purchase Agreement) shall disburse such funds either (i) to discharge in whole or in part Existing RASA Indebtedness (as defined in the Purchase Agreement) or
(ii) to compromise with creditors threatening judgment or lien enforcement on the Existing RASA Indebtedness. Upon termination of this Agreement, the Escrow Agent shall disburse any funds remaining in the Trust Account to Topaz.

         4.2. LICENSE TO USE CALL SIGN AND TRADEMARKS. RASA hereby grants Topaz a license to use RASA's call signs and trademarks and names (the "Marks") in connection with the broadcast and promotion of the Programming during the Term. Topaz agrees that the nature and quality of all services rendered by it in connection with the Marks shall conform to reasonable quality standards set by and under the control of RASA. If RASA becomes aware of any fact which in its opinion indicates that Topaz is using the Marks in connection with Programming which does not conform with RASA's reasonable quality standards, RASA may notify Topaz in writing of such facts and request that Topaz conform its use of the Marks to RASA's reasonable quality standards. If Topaz does not conform its use of the Marks, RASA may terminate the license granted hereby upon written notice to Topaz. Topaz agrees to cooperate with RASA to control the nature and quality of use of the Marks, to supply RASA with audio tapes and uses of the Marks upon RASA's reasonable request, and to use the Marks only in connection with quality programming services. Topaz further agrees to notify RASA in writing of any legal action commenced against it which relates to the Marks or to the quality of the Programming, within ten (10) days of notice to Topaz of such action.

         4.3. ASSUMPTION OF OBLIGATIONS.

                  (a) As of the Effective Date, RASA shall assign to Topaz, and Topaz shall assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of RASA arising or accruing after the date hereof under the contracts, leases, and other agreements specifically identified on
SCHEDULE 4.3 hereto (the "Assumed Contracts").

                  (b) RASA shall use reasonable efforts to obtain the consent of any third party necessary for the assignment to Topaz of any of the Assumed Contracts; provided, that RASA shall not be obligated to pay any money to obtain such consent. In the event a consent or waiver required with respect to the assignment of any of the Assumed Contracts is not obtained, RASA shall use reasonable efforts to provide Topaz with the benefits of any such Assumed Contract (including, without limitation, permitting Topaz to enforce any rights of RASA under such Assumed Contract), and Topaz shall, to the extent Topaz is provided with the benefits of such Assumed Contract, perform all obligations of RASA thereunder.

         4.4 STATION VEHICLES. As of the Effective Date, Licensee shall transfer, assign, convey and deliver to Programmer, all motor vehicles owned by Licensee (the "Owned Vehicles").

         4.5. LIMITATION. Except as set forth in this SECTION 4, Topaz expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of RASA of any nature whatsoever (the "Retained Liabilities").

5.       [Intentionally deleted.]

6.       INDEMNIFICATION

         6.1. INDEMNIFICATION. From and after the Effective Date, each of Topaz and RASA shall indemnify, defend, and hold harmless the other its affiliates and their respective officers, directors, employees and representatives, and the successors and assigns of any of them, from and against, and reimburse them for, all claims, damages, costs and expenses, including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses, resulting from (a) any programming provided by such party for broadcast on the Station; and (b) any breach by such party of any representation, warranty, covenant or other agreement contained in this Agreement.

         6.2. SURVIVAL. The covenants, indemnities and other agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement are and will be deemed and construed to be continuing covenants, indemnities and agreements and shall survive the termination of this Agreement for a period of eighteen (18) months (the "Survival Period"). No party shall be entitled to indemnification hereunder for any claim arising from the breach by the other party of its representations and warranties unless written notice describing in reasonable detail the nature and basis of such claim is given during the Survival Period. In the event such notice is given, the right to indemnification with respect thereto shall survive until such claim is finally resolved and any obligations thereto are fully satisfied. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.

7.       EVENTS OF DEFAULT AND CURE PERIODS

         7.1. EVENTS OF DEFAULT. The following shall, after the expiration of the applicable cure periods as set forth in SECTION 7.2, each constitute an "Event of Default" under this Agreement:

                  7.1.1. NON-PAYMENT. Topaz's failure to pay when due the fees payable under SECTION 1.4 of this Agreement;

                  7.1.2. DEFAULT IN COVENANTS. Either party defaults in the performance of any material covenant, condition or undertaking contained in this Agreement or the Purchase Agreement;

                  7.1.3. BREACH OF REPRESENTATION. Any material representation or warranty made by either party to this Agreement, or in any certificate or document furnished by either party to the other pursuant to the provisions of this Agreement, proves to have been false or misleading in any material respect as of the time made or furnished.

                  7.1.4. BANKRUPTCY. Either party (a) makes a general assignment for the benefit of creditors, or (b) files or has filed against it a petition for bankruptcy, for reorganization or an arrangement, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within sixty (60) days thereafter.

         7.2. CURE PERIODS. An Event of Default shall not be deemed to have occurred until fifteen (15) days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that, if not cured, would constitute an Event of Default and specifying the actions necessary to cure the default(s) within such period. This period may be extended for a reasonable period of time if the defaulting party is acting in good faith to cure and such delay is not materially adverse to the other party.

8.       TERMINATION

         8.1. TERMINATION UPON DEFAULT. Upon the occurrence of an Event of Default, the non-defaulting party may terminate this Agreement, provided that it is not also in material default of this Agreement or the Purchase Agreement. If Topaz has defaulted in the performance of its obligations, all amounts accrued or payable to RASA up to the date of termination which have not been paid shall immediately become due and payable, and RASA shall be under no further obligation to make available to Topaz any broadcast time or broadcast transmission facilities on the Station.

         8.2. TERMINATION FOR CHANGE IN FCC RULES OR POLICIES. Either party may terminate this Agreement upon written notice to the other if (a) there has been a material change in FCC rules or policies, (b) this Agreement would materially violate FCC rules or policies as changed; (c) such change is in effect; and (d) such change is not the subject of an appeal or further administrative review; provided, however, that in the event of such change the parties shall negotiate in good faith and attempt to agree to an amendment to this

Agreement that will provide the parties with a valid and enforceable agreement that conforms to the new FCC rules or policies.

         8.3.     CERTAIN MATTERS UPON TERMINATION.

         (a) If this Agreement is terminated for any reason other than the occurrence of the Closing under the Purchase Agreement,

                  (i) Topaz shall assign, transfer and convey to RASA all of Topaz's rights in, to and under (x) the Owned Vehicles, and (y) the Assumed Contracts that remain in effect on the date of such termination and all agreements with advertisers existing on the date of such termination (collectively the "Reassumed Contracts"). Topaz shall use reasonable efforts to promptly obtain and deliver to RASA, at Topaz's expense, any necessary consents to the assignment of the Reassumed Contracts to RASA.

                  (ii) RASA shall assume from Topaz all liabilities, obligations and commitments of Topaz arising or accruing on or after the date of termination relating to the Owned Vehicles and pursuant to the Reassumed Contracts, and Topaz shall be responsible only for those obligations relating to the Owned Vehicles and under the Reassumed Contracts arising on or after the Effective Date and prior to the termination of this Agreement.

                  (iii) Topaz shall return to RASA any equipment or property of the Station used by Topaz, its employees or agents, in substantially the same condition as such equipment existed on the date hereof, ordinary wear and tear excepted.

         (b) No expiration or termination of this Agreement shall terminate the obligation of each party to indemnify the other for claims of third parties under SECTION 6 of this Agreement or limit or impair any party's rights to receive payments due and owing hereunder on or before the date of such termination.

9.       REPRESENTATIONS AND WARRANTIES

         9.1. REPRESENTATIONS AND WARRANTIES OF RASA. RASA hereby represents and warrants that:

                  9.1.1. ORGANIZATION AND STANDING. RASA is a corporation duly formed, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to own, lease and operate the Station Assets and to carry on the business of the Station.

                  9.1.2. AUTHORIZATION AND BINDING OBLIGATION. RASA has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and RASA's execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by RASA and constitutes its valid and binding obligation enforceable against RASA in accordance with its terms.

                  9.1.3. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. The execution, delivery and performance of this Agreement by RASA: (a) do not and will not violate any provisions of RASA's organizational documents; (b) do not and will not require the consent or approval of or any filing with any third party or governmental authority; (c) do not and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority; and (d) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination or acceleration of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, lease, instrument, license or permit to which RASA is now subject.

         9.2. REPRESENTATIONS AND WARRANTIES OF TOPAZ. Topaz hereby represents and warrants that:

                  9.2.1. ORGANIZATION AND STANDING. Topaz is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to perform its obligations hereunder on and after the date hereof.

                  9.2.2. AUTHORIZATION AND BINDING OBLIGATION. Topaz has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Topaz's execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Topaz and constitutes its valid and binding obligation enforceable against Topaz in accordance with its terms.

                  9.2.3. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. The execution, delivery and performance of this Agreement by Topaz: (a) do not and will not violate any provision of Topaz's organizational documents; (b) do not and will not require the consent of any third party or governmental authority; (c) do not and will not violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority; and (d) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination or acceleration of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, lease, instrument, license or permit to which Topaz is now subject.

10.      CERTIFICATIONS

         10.1. TOPAZ'S CERTIFICATION. Topaz hereby certifies that this Agreement complies with the provisions of Sections 73.3555 (a) of the FCC's rules and regulations.

         10.2. RASA'S CERTIFICATION. RASA hereby certifies that it shall maintain the ultimate control over the Station's facilities, including but not limited to control over the finances with respect to the operation of the Station, over the personnel operating the Station, and over the programming to be broadcast by the Station.

11.      MISCELLANEOUS

         11.1. NO PARTNERSHIP OR JOINT VENTURE. This Agreement is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. Except as otherwise specifically provided in this Agreement, no party to this Agreement shall be authorized to act as agent of or otherwise represent any other party to this Agreement.

         11.2. ENTIRE AGREEMENT; SCHEDULES; AMENDMENT; WAIVER. This Agreement and the Purchase Agreement, and the exhibits and schedules hereto and thereto, embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. Any matter that is disclosed in a Schedule to this Agreement or the Purchase Agreement in such a way as to make its relevance to the information called for by another Schedule readily apparent shall be deemed to have been included in such other Schedule, notwithstanding the omission of an appropriate cross-reference. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought. No failure or delay on the part of RASA or Topaz in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

         11.3. BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in this SECTION 11.3, neither Topaz nor RASA may assign its rights under this Agreement without the prior written consent of the other party hereto. Topaz's rights hereunder shall be freely assignable without RASA's consent to any assignee of Topaz's rights under the Purchase Agreement.

         11.4. HEADINGS. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         11.5. COMPUTATION OF TIME. If after making computations of time provided for in this Agreement, a time for action or notice falls on Saturday, Sunday or a Federal holiday, then such time shall be extended to the next business day.

         11.6. GOVERNING LAW; WAIVER OF JURY TRIAL. The construction and performance of this Agreement shall be governed by the law of the State of California without regard to its principles of conflicts of law. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING IN ANY WAY TO THIS AGREEMENT, INCLUDING ANY COUNTERCLAIM MADE IN SUCH ACTION OR PROCEEDING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE DECIDED SOLELY BY A JUDGE IN THE COUNTY OF LOS ANGELES, CALIFORNIA. Each of the parties hereto hereby acknowledges it has been represented by counsel in the negotiation, execution and delivery of this Agreement and that its lawyers have fully explained the meaning of the Agreement, including in particular the jury-trial waiver. Any question of doubtful interpretation shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the drafter of this Agreement. This Agreement has been negotiated at arm's-length between persons knowledgeable in the matters dealt with herein. Accordingly, any rule of law, including, but not limited to, California Civil Code Section 1654, or any other statutes, legal decisions, or common law principles of similar effect, that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties hereto. Each term of this Settlement Agreement is contractual and not merely a recital.

         11.7. ATTORNEYS' FEES. In the event of any dispute between the parties to this Agreement, RASA or Topaz, as the case may be, shall reimburse the prevailing party for its reasonable attorneys' fees and other costs incurred in enforcing its rights or exercising its remedies under this Agreement. Such right of reimbursement shall be in addition to any other right or remedy that the prevailing party may have under this Agreement. In addition, the prevailing party shall be entitled to recover from the non-prevailing party post-judgment/award/order attorneys' fees incurred by the prevailing party in enforcing a judgment, order or award against the non-prevailing party. Notwithstanding anything in this Agreement to the contrary, the provisions of the preceding sentence are intended to be severable from the balance of the Agreement, shall survive any judgment rendered in connection with the aforesaid legal action, and shall not be merged into any such judgment, order or award.

         11.8. NOTICES. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request:

If to RASA or Garza:

         12408 Hesperia Road
         Suite 1
         Victorville, CA   92392
         Attention:        Mr. Marcelino Q. Garza
         Telephone:        619-951-0606
         Facsimile:        619-951-0707

With a copy (which shall not constitute notice) to:

         2787 Kennedy Blvd.
         Suite 114
         Jersey City, NJ   07306
         Attention:        William D. Goddard, Esq.
         Telephone:        201-792-0709
         Facsimile:        201-792-0709

If to Topaz or Gammon:

         1476 Waterfront Road, Suite 100
         Reston, VA   22094
         Attention:        Mr. Thomas P. Gammon
         Telephone:        202-737-9000
         Facsimile:        202-737-9001

With a copy (which shall not constitute notice) to:

         Leventhal, Senter & Lerman
         2000 K Street, N.W., Suite 600
         Washington, D.C.  20006
         Attention:        Meredith S. Senter, Jr., Esq.
         Telephone:        202-429-8970
         Facsimile:        202-293-7783

         Troy & Gould
         1801 Century Park East
         Suite 1510
         Los Angeles, CA 90067
         Attention:        Alan Dettelbach, Esq.

         Telephone:        310-553-4441
         Facsimile:        310-201-4746

Any such notice, demand or request shall be deemed to have been duly delivered and received (a) on the date of personal delivery, or (b) on the date of transmission, if sent by facsimile (but only if a hard copy is also sent by overnight courier), or (c) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (d) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

         11.9. SEVERABILITY. In the event that any of the provisions of this Agreement shall be held unenforceable, then the remaining provisions shall be construed as if such unenforceable provisions were not contained herein. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

         11.10. CAPITALIZED TERMS. Unless otherwise defined herein, capitalized terms used herein and in any Schedules hereto shall have the meanings ascribed to them in the Purchase Agreement.

         11.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. In addition, true and correct copies may be used in lieu of the original Agreement for any purpose whatsoever. Finally, faxed copies of the Agreement and faxed signature pages shall be binding and effective as to all parties and may be used in lieu of the original Agreement, and, in particular, in lieu of original signatures, for any purpose whatsoever.

                  [Signatures immediately following this page.]

         IN WITNESS WHEREOF, the parties have executed this Time Brokerage Agreement as of the date first above written.

                                       RASA COMMUNICATIONS CORP.

                                       By: ________________________________
                                           Marcelino Q. Garza
                                           President


                                       TOPAZ BROADCASTING, INC.

                                       By: ________________________________
                                           Thomas P. Gammon
                                           President

                                                                 SCHEDULE 1.4 TO
                                                                STATION KIXA(FM)
                                                        TIME BROKERAGE AGREEMENT

                                      FEES

A.       REIMBURSEMENT OF EXPENSES

         1. Except as set forth below, Topaz shall reimburse RASA for all expenses reasonably incurred and actually paid by RASA pursuant to Sections 2.1.5, 2.1.6 and 3.1 of this Agreement: (a) Topaz shall not be required to reimburse RASA for more than $5,000 a month for the salaries, exclusive of payroll taxes, of RASA's required employees under Section 3.1; (b) Reimbursable expenses shall not include any payments previously made by RASA for the AT&T transmitter site lease, and RASA represents, warrants and covenants that it has paid the $5,570 due to AT&T as of July 24, 1997.

         2. RASA's reimbursable expenses shall be payable by Topaz as follows:
(a) Topaz shall pay RASA $9,500 on the first of each month (the "Monthly Advance") beginning September 1, 1997; (b) By the 15th day of each month, beginning October 15, 1997, RASA shall provide Topaz with paid invoices or other similar documentation of payment by RASA of reimbursable expenses during the preceding calendar month (the "Actual Expenses"); (c) Commencing November 1, 1997, and on the first day of each month thereafter, the Monthly Advance shall be increased or decreased by the amount by which the Actual Expenses reported by RASA in the preceding month exceeded or were less than the Monthly Advance (e.g., assuming that the Monthly Advance equals $3,000, if the Actual Expenses submitted by October 15, 1997 for the month of September 1997 equal $3,250, then on November 1, 1997 Topaz will owe RASA the Monthly Advance ($3,000) plus $250). Following the Closing under the Purchase Agreement Topaz and RASA shall reconcile accounts pursuant to the proration provisions of Section 3.4 and 3.5 of the Purchase Agreement, or in the event of a termination of this Agreement for any reason other than the occurrence of the Closing, the accounts shall be reconciled and Topaz or RASA, as the case may be, shall pay the other any excess reimbursable expenses unpaid or overpaid within 30 days after the termination of this Agreement.

B.       ADDITIONAL FEE.

         In addition to the reimbursement of expenses as provided above, Topaz shall, for each month during the Term, advance RASA $5,000 against payment of the Purchase Price under the Purchase Agreement (the "Additional Fee"). The Additional Fee shall be prorated for any partial month. The Additional Fee shall be payable on the first of each month, beginning the Effective Date, with a proration for any partial month. Topaz shall pay one/fifth of the Additional Fee ($1,000 per month) directly to the Trust Account for use in paying RASA's existing indebtedness to Desert Community Bank.

C.       REPAYMENT OF ADDITIONAL FEE, MONIES APPLIED TO EXISTING
         RASA INDEBTEDNESS AND THE $6,500 LOAN.

         In the event of the termination of the Purchase Agreement for any reason other than the Closing, RASA shall pay Topaz, no later than 30 days following the date of termination, the sum of (i) all collections on the Accounts Receivable applied to the Existing RASA Indebtedness, pursuant to
Section 4.1(b), including collections applied to the payment of commissions,
(ii) amounts advanced to RASA pursuant to Schedule 1.4(B) of this Agreement, and
(iii) any other amounts advanced by Topaz to RASA between the date hereof and the Closing for the purpose of paying Existing RASA Indebtedness. If the Agreement is terminated by reason of RASA's default, then the sum repayable shall include interest at the rate of 8 percent per annum. Such interest shall accrue from the date that the collection was applied or amount advanced until all amounts owing hereunder have been paid in full. The $6,500 Loan (as defined in the Purchase Agreement) shall be repaid as provided in the Purchase Agreement.

                                                               SCHEDULE 2.2.1 TO
                                                                STATION KIXA(FM)
                                                        TIME BROKERAGE AGREEMENT

                             PROGRAMMING REGULATIONS

         Topaz agrees to cooperate with RASA in the broadcasting of programs of the highest possible standard of excellence and for this purpose to observe the following regulations in the preparation, writing and broadcasting of its programs:

I. RELIGIOUS PROGRAMMING. The subject of religion and references to particular faiths, tenets, and customs shall be treated with respect at all times. Programs shall not be used as a medium for attack on any faith, denomination, or sect or upon any individual organization.

II. CONTROVERSIAL ISSUES. Any discussion of controversial issues of public importance shall be reasonably balanced with the presentation of contrasting viewpoints in the course of overall programming; no attacks on the honesty, integrity, or like personal qualities of any person or group of persons shall be made during the discussion of controversial issues of public importance; and during the course of political campaigns, programs are not to be used as a forum for editorializing about individual candidates. If such events occur, RASA may require that responsive programming be aired.

III. NO PLUGOLA OR PAYOLA. The mention of any business activity or "plug" for any commercial, professional, or other related endeavor, except where contained in an actual commercial message of a sponsor, is prohibited.

IV. ELECTION PROCEDURES. At least ninety (90) days before the start of any regular election campaign and 45 days before any primary (provided that if any primary is scheduled to occur within 45 days of the date of this Agreement, such notice shall be given within 5 days of the date of this Agreement, Topaz will clear with RASA's General Manager the rate Topaz will charge for the time to be sold to candidates for public office and/or his or her supporters to make certain that the rate charged conforms to all applicable laws and Station policy.

V. REQUIRED ANNOUNCEMENTS. Topaz shall broadcast (a) an announcement in the form satisfactory to RASA at the beginning of each hour to identify the Station, (b) announcements as required by law to indicate that program time has been purchased by Broker, and (c) any other announcement that may be required by law, regulation, or Station policy.

VI. CREDIT TERMS ADVERTISING. Pursuant to rules and regulations of the Federal Trade Commission, any advertising of credit terms shall be made over the Station in accordance with all applicable federal and state laws.

VII. NO ILLEGAL ANNOUNCEMENTS. No announcement or promotion prohibited by federal or state law or regulation of any lottery or game shall be made over the Station. Any game, contest, or promotion relating to or to be presented over the Station must be fully stated and explained in advance, and such explanation be presented to RASA, which reserves the right, in its sole discretion to reject any game, contest or promotion.

VIII. RASA DISCRETION PARAMOUNT. In accordance with the RASA's responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, RASA reserves the right to reject or terminate any advertising proposed to be presented or being presented over the Station which is in conflict with Station policy or which in the judgment of RASA or its General Manager/Chief Engineer would not serve the public interest.

IX. PROGRAMMING IN WHICH TOPAZ HAS A FINANCIAL INTEREST. Topaz shall advise General Manager of the Station with respect to any programming [including commercial(s)] concerning goods or services in which Topaz has a material financial interest. Any announcements for such goods and services shall clearly identify Broker's financial interest.

X. PROGRAMMING PROHIBITIONS. Topaz shall not knowingly and intentionally broadcast any of the following programs or announcements:

         A. FALSE CLAIMS. False or unwarranted claims for any product or service.

         B. UNFAIR IMITATION. Infringements of another advertiser's rights through plagiarism or unfair imitation or either program idea or copy, or any other unfair competition.

         C. COMMERCIAL DISPARAGEMENT. Any disparagement of competitors or competitive goods.

         D. SLANDER, OBSCENE OR PROHIBITED INDECENT PROGRAMMING. Any programs or announcements that are slanderous, obscene or legally indecent.

         E. CONFLICT ADVERTISING. Any advertising matter or announcement which may, in the reasonable opinion of RASA, be injurious or prejudicial to the interests of the public, the Station, or honest advertising and reputable business in general.

         F. FRAUDULENT OR MISLEADING ADVERTISEMENT. Any advertising matter, announcement, or claim which Topaz knows to be fraudulent, misleading, or untrue.

RASA may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby.

                                                                 SCHEDULE 4.1 TO
                                                                STATION KIXA(FM)
                                                        TIME BROKERAGE AGREEMENT

                                ASSUMED CONTRACTS

TIME SALES AGREEMENT
--------------------

         o All broadcast orders or other agreements for the sale of time on the Station for cash.

TRADE AGREEMENTS
----------------

                  See attached list dated September 3, 1997.

CONTRACTS
---------

                  Advanta
                  Datacount
                  TM Century
                  VV Marketing Group
                  Westwood One

KIXA-FM        RUN DATE 9/03/97          TIME: 14:44                  PAGE 2
SALESPRO COLLECTION REPORT          (Curr Bal Does Not Include Current Activity)
Sales Rep Number/Advertiser Name, Only Type 4, Only Rep 7

SALESREP   TRADE



                              SR        BALANCE                   - CUSTOMERS CURRENT STATUS -             ** CURRENT ACTIVITY**
CUSTOMER                             LAST STMT PYMT          0-30         31-60     60-90        120       NET SALES/TAX CURR BAL

SPEEDWAY SFI                   7         905.00             905.00                                                     905.00
SUPERIOR SHUTTLE               7         495.00-            495.00-                                                    495.00-
TANGLES HAIR SALON             7          30.00-             30.00-                                                     30.00-
ACE COMPUTERS                  7          10.00              10.00                                                      10.00
THE GAMBLER'S                  7         169.90             169.90-                                                    169.90-
THUNDERBIRD GLASS              7         317.77-            317.77-                                                    317.77-
TOM HUME                       7         190.00-            190.00-                                                    190.00-
TRACE EXCHANGE                 7        2462.54            1500.00      962.54                                        2462.54
VICTORVILLE CHAMBER            7         150.00                         120.00      30.00                              150.00
WALMART                        7         500.00             900.00                                                     900.00
TRADE                                   3382.05    0.00   19032.65     3931.17    1920.90     14650.08                3382.05
                                                                                                                      =======